Calculation of Filing Fee Tables
S-4
Live Oak Acquisition Corp. V
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	Other	28,750,000	$ 10.36	$ 297,850,000.00	0.0001381	$ 41,133.09
Fees to be Paid	2	Other	Public Warrants	Other	11,500,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common Stock issuable upon exercise of Warrants	457(a)	16,000,000	$ 1.55	$ 24,800,000.00	0.0001381	$ 3,424.88
Fees to be Paid	4	Equity	Common Stock, par value $0.0001 per share	Other	54,027,715		$ 179.91	0.0001381	$ 0.02
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 322,650,179.91		$ 44,557.99
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 44,557.99
Offering Note
[1]	Prior to the consummation of the Business Combination described in the proxy statement/prospectus forming part of this registration statement and subject to the approval of its shareholders, Live Oak intends to effect the Domestication. The proposed maximum aggregate is based on the average of the high and low prices of LOKV ordinary shares as quoted on the Nasdaq Global Market on April 1, 2026, which was approximately $10.36 per share Represents Common Stock, issuable pursuant to the Domestication to the shareholders of Live Oak, with the per unit price estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum aggregate is based on the average of the high and low prices of Live Oak Class A Ordinary Shares, as quoted on the Nasdaq Global Market on April 1, 2026, which was approximately $10.36 per share

[2]	Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations and pursuant to Rule 457(g) of the Securities Act, the registration fee with respect to the warrants has been allocated to the Combined Company Common Stock underlying Live Oak's public warrants, and those shares of Class A Common Stock are included in the total registration fee.

[3]	Represents 11,500,000 shares of Combined Company Common Stock underlying Live Oak's public warrants and 4,500,000 shares of Combined Company Common Stock underlying Live Oak's private placement warrants pursuant to the Domestication, with the per unit price estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share is based on the average of the high and low prices of Live Oak's public warrants as quoted on Nasdaq Global Market on April 1, 2026, which was $1.55 per warrant.

[4]	Rule 457(f) Fee Calculation Details

The amount to be registered represents the maximum amount of Combined Company Common Stock issuable to (a) the stockholders of Teamshares Inc. ("Teamshares") and (b) holders of the vested options included in the Assumed Options (as defined in the proxy statement/prospectus) in connection with the Business Combination. The value per share of the securities to be received by Live Oak upon the issuance of such securities and the proposed maximum offering price per share is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act. Teamshares is a private company, no market exists for its securities, and Teamshares has an accumulated deficit. Therefore, the proposed maximum offering price per share is one-third of the aggregate par value of the securities expected to be exchanged in the Business Combination. No cash is to be received or paid by Live Oak in connection with the securities to be exchanged in the Business Combination.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	54,027,715	$ 0.00000333	$ 179.91			$ 179.91

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date